Exhibit 5(a)

August 30, 2021

Sysco Corporation

1390 Enclave Parkway

Houston, Texas 77077

Ladies and Gentlemen:

We have acted as counsel to Sysco Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the wholly owned subsidiaries of the Company listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities that may be offered and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act. Such securities include (a) shares of common stock, par value $1.00 per share, of the Company (“Common Stock”); (b) shares of one or more series of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”); (c) one or more series of debt securities of the Company, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and (d) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees” and, together with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Senior Debt Securities and the related Guarantees are to be issued under a senior debt indenture dated as of June 15, 1995, as amended and supplemented from time to time (the “Senior Indenture”) among the Company, the Subsidiary Guarantors party thereto (or which may be added pursuant to a supplemental indenture, as applicable) and U.S. Bank National Association, as successor trustee (the “Senior Trustee”). Each series of Subordinated Debt Securities and the related Guarantees are to be issued under an Indenture (the “Subordinated Indenture”) among the Company, one or more Subsidiary Guarantors (which will be added pursuant to a supplemental indenture, as applicable) and such trustee as shall be named therein (the “Subordinated Trustee,” and together with the Senior Trustee, each a “Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.” Each Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

Bracewell LLP	T: +1.713.223.2300 F: +1.800.404.3970 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770 bracewell.com

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE  WASHINGTON, DC

Sysco Corporation

August 30, 2021

We have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement and the form of prospectus contained therein, (ii) the certificates of incorporation or certificates of formation of the Company and each of the Subsidiary Guarantors, as applicable, and the bylaws or limited liability company agreements of the Company and each of the Subsidiary Guarantors, as applicable, in each case as amended to date (the “Charter Documents”), (iii) the Senior Indenture, as amended and supplemented to the date hereof and to be filed as an exhibit to the Registration Statement, (iv) the form of Subordinated Indenture, in the form to be filed as an exhibit to the Registration Statement, (v) certain resolutions of the board of directors, managing members or sole members of the Company and each of the Subsidiary Guarantors, as applicable; and (vi) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of officers of the Company and the Subsidiary Guarantors and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company and the Subsidiary Guarantors.

In connection with this opinion, we have assumed that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become and remain effective under the Act and will not be subject to any stop orders;

(b)

a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and the Commission’s rules and regulations thereunder;

(c)	all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d)

the board of directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents of the Company, a duly constituted and acting committee thereof (such Board of Directors of the Company or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e)

with respect to the Guarantees, the board of directors, managing members or sole members of the applicable Subsidiary Guarantors or a committee thereof or certain authorized officers of such Subsidiary Guarantors will have taken all necessary corporate or limited liability company action, as applicable, to authorize the Guarantees of such Subsidiary Guarantors;

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE  WASHINGTON, DC

Sysco Corporation

August 30, 2021

(f)

a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(g)

any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(h)

all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(i)

in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents of the Company; there will be sufficient shares of Common Stock or Preferred Stock authorized under such Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

(j)

in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series and conforming to the Company’s Certificate of Incorporation and Bylaws and the General Corporation Law of the State of Delaware to be prepared and filed with the Secretary of State of the State of Delaware;

(k)	in the case of a series of Senior Debt Securities, the Senior Trustee is qualified to act as trustee under the Senior Indenture under which such Senior Debt Securities will be issued;

(l)

in the case of a series of Subordinated Debt Securities, the Subordinated Trustee is qualified to act as trustee under the Subordinated Indenture under which such Subordinated Debt Securities will be issued and an indenture substantially in the form of such Subordinated Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors and the Subordinated Trustee thereunder;

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE  WASHINGTON, DC

Sysco Corporation

August 30, 2021

(m)	in the case of a series of Debt Securities issuable under an Indenture:

•

the Board will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•

the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended, and such qualification shall not have been terminated or rescinded; and

•

forms of Debt Securities, including, if applicable, the related Guarantees, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and, if applicable, the related Guarantees will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture and the applicable definitive Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein; and

(n)

all necessary actions shall be taken by the Company and the Subsidiary Guarantors so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and the Subsidiary Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Subsidiary Guarantors.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been validly issued and will be fully paid and nonassessable.

2.

The Debt Securities included in the Securities will, when issued, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.

The Guarantees relating to any Debt Securities included in the Securities will, when issued, constitute valid and legally binding obligations of the Subsidiary Guarantors that issued such Guarantees, enforceable against each such Subsidiary Guarantor in accordance with their terms.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws. We are not admitted to practice law in the State of Delaware.

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE  WASHINGTON, DC

Sysco Corporation

August 30, 2021

Our opinion that any document or Security is a valid and legally binding obligation of the Company or the Subsidiary Guarantors is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and you will file such supplement or amendment to this opinion (if any) as we may advise you may be necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Bracewell LLP
Bracewell LLP

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE  WASHINGTON, DC

Schedule I

Guarantors and Jurisdiction of Formation or Incorporation

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Sysco Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Delaware
Sysco Atlanta, LLC	Delaware
Sysco Baltimore, LLC	Delaware
Sysco Baraboo, LLC	Delaware
Sysco Boston, LLC	Delaware
Sysco Central Alabama, LLC	Delaware
Sysco Central California, Inc.	California
Sysco Central Florida, Inc.	Delaware
Sysco Central Illinois, Inc.	Delaware
Sysco Central Pennsylvania, LLC	Delaware
Sysco Charlotte, LLC	Delaware
Sysco Chicago, Inc.	Delaware
Sysco Cincinnati, LLC	Delaware
Sysco Cleveland, Inc.	Delaware
Sysco Columbia, LLC	Delaware
Sysco Connecticut, LLC	Delaware
Sysco Detroit, LLC	Delaware
Sysco Eastern Maryland, LLC	Delaware
Sysco Eastern Wisconsin, LLC	Delaware
Sysco Grand Rapids, LLC	Delaware
Sysco Gulf Coast, LLC	Delaware
Sysco Hampton Roads, Inc.	Delaware
Sysco Hawaii, Inc.	Delaware
Sysco Indianapolis, LLC	Delaware
Sysco Iowa, Inc.	Delaware
Sysco Jackson, LLC	Delaware
Sysco Jacksonville, Inc.	Delaware
Sysco Kansas City, Inc.	Missouri
Sysco Knoxville, LLC	Delaware
Sysco Lincoln, Inc.	Nebraska
Sysco Long Island, LLC	Delaware
Sysco Los Angeles, Inc.	Delaware
Sysco Louisville, Inc.	Delaware
Sysco Memphis, LLC	Delaware
Sysco Metro New York, LLC	Delaware
Sysco Minnesota, Inc.	Delaware
Sysco Montana, Inc.	Delaware
Sysco Nashville, LLC	Delaware
Sysco North Dakota, Inc.	Delaware
Sysco Northern New England, Inc.	Maine
Sysco Philadelphia, LLC	Delaware
Sysco Pittsburgh, LLC	Delaware
Sysco Portland, Inc.	Delaware
Sysco Raleigh, LLC	Delaware
Sysco Riverside, Inc.	Delaware
Sysco Sacramento, Inc.	Delaware
Sysco San Diego, Inc.	Delaware
Sysco San Francisco, Inc.	California
Sysco Seattle, Inc.	Delaware
Sysco South Florida, Inc.	Delaware
Sysco Southeast Florida, LLC	Delaware
Sysco Spokane, Inc.	Delaware
Sysco St. Louis, LLC	Delaware
Sysco Syracuse, LLC	Delaware
Sysco USA I, Inc.	Delaware
Sysco USA II, LLC	Delaware
Sysco USA III, LLC	Delaware
Sysco Ventura, Inc.	Delaware
Sysco Virginia, LLC	Delaware
Sysco West Coast Florida, Inc.	Delaware
Sysco Western Minnesota, Inc.	Delaware

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE  WASHINGTON, DC